                                                                 EXHIBIT 4.10(c)
================================================================================

                      TWENTY-SECOND SUPPLEMENTAL INDENTURE

                            Dated as of July 29, 1997

                                  BY AND AMONG

                            ATMOS ENERGY CORPORATION

                                       and

                        FIRST TRUST NATIONAL ASSOCIATION

                                       and

                               RUSSELL C. BERGMAN

                       Supplementing Indenture of Mortgage

                            Dated as of July 15, 1959

================================================================================

      THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of July 29, 1997, is made by and among ATMOS ENERGY CORPORATION, a corporation organized under the laws of the State of Texas (hereinafter sometimes referred to as "Atmos"), whose address is 1800 Three Lincoln Center, 5430 LBJ Freeway, Dallas, Texas 75240, FIRST TRUST NATIONAL ASSOCIATION, a national banking association having its offices at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601 (hereinafter sometimes referred to as "First Trust"), and Russell
C. Bergman, residing in the Village of Frankfort, Illinois.

                                    RECITALS:

      The background of this Twenty-Second Supplemental Indenture is:

      1. United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter sometimes referred to as "UCG"), heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of UCG, issuable in one or more series, and wherein and whereby UCG did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security interest in certain property of UCG in said Original Indenture as more particularly described therein for the security of all First Mortgage bonds issued and to be issued thereunder.

      2. UCG has heretofore executed and delivered twenty-one supplemental indentures to the Original Indenture, designated as First through Twenty-First (the Original Indenture and all supplemental indentures, including this Twenty-Second Supplemental Indenture, are hereinafter referred to as the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by UCG, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

      3. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through V, inclusive, of which $115,000,000 in aggregate principal amount are outstanding as of June 30, 1997. The bonds of Series A, B, C, D, E, F, G, H, I, J, K, L, M, 0 and S have been retired as of June 30, 1997.

      4. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, formerly known as Continental Bank, National Association, a national banking association, which changed from a national banking association to an Illinois state bank on June 29, 1994, and is now known as Bank of America Illinois ("BAI"). BAI and certain of its affiliates entered into a Purchase and Assumption Agreement with First Bank National Association, the parent company of First Trust, which provided that First Bank National Association, or an affiliate, would purchase substantially all of the Illinois trust and agency appointments of BAI, including the appointment under the Indenture. First Trust and BAI thereupon entered into an Instrument of Transfer and Assignment of certain Illinois appointments from BAI to First Trust, which provided for the succession by First Trust of substantially all of the Illinois trust and agency appointments of BAI, including the Indenture.

      5. The Twenty-First Supplemental Indenture dated as of February 5, 1997, was executed, delivered, acknowledged and recorded by UCG, First Trust and BAI, to give notice to all persons that the power to act as Trustee and all right, title and interest of BAI to all estate, properties, rights, powers and trusts under the Indenture is now vested in First Trust.

      6. On October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley who resigned. On March 15, 1981,
M. J. Kruger became individual trustee under the Indenture as successor to Ray
F. Myers who resigned. On February 5, 1997, Russell C. Bergman became individual trustee under the Indenture as successor to M. J. Kruger who resigned.

      7. Pursuant to an Agreement and Plan of Reorganization dated July 19, 1996, as amended by Amendment No. 1 to the Agreement and Plan of Reorganization dated October 3, 1996, and the Plan of Merger provided for therein, UCG will be merged with and into Atmos in a statutory merger to become effective under the laws of the State of Illinois, the State of Texas and the Commonwealth of Virginia, with Atmos to be the surviving corporation and the successor to UCG (the "Merger"). Atmos agrees that at the effective time of the Merger (the "Effective Time"), pursuant to the terms and provisions contained in the Indenture, it will assume (i) the due and punctual payment of the principal and interest of the First Mortgage Bonds secured by the Indenture, and (ii) the performance of all covenants and conditions under the Indenture.

      8. In addition, Atmos agrees that effective as of the Effective Time the Indenture will be amended as hereinafter set forth and Atmos will not certify or issue any additional First Mortgage Bonds under the Indenture as hereinafter set forth.

      9. UCG has obtained and filed with the Trustees the written consent of the holders of the requisite percentage of the outstanding First Mortgage Bonds to the amendments to the Indenture herein contained. All acts and things necessary to make this Twenty-Second Supplemental Indenture a valid and binding instrument effective as of the Effective Time in accordance with its terms and for the purposes herein expressed, have been done and performed.

      10. Atmos represents to the Trustees that at the time of the Merger and after giving effect thereto, no "event of default" (as defined in Section 6.01 of the Indenture) shall or would exist.

      NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to Atmos duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, Atmos hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all First Mortgage Bonds issues, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE ONE

                      SUBSTITUTION OF SUCCESSOR CORPORATION

      Section 1.01. Assumption of Indenture Obligations. Effective as of the Effective Time, Atmos, as successor to UCG, assumes the due and punctual payment of the principal of and interest and premium on the First Mortgage Bonds secured by the lien of the Indenture and the performance of all the covenants and conditions contained in the Indenture on the part of UCG.

      Section 1.02. Mortgage of Property. Atmos, in order to better secure the principal of and interest and premium on the First Mortgage Bonds at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, does hereby mortgage, assign, grant, bargain, sell and convey unto the Trustees and to their successors in said trust, forever, all of the property, rights and franchises owned by UCG immediately prior to the Effective Time which are subject to the lien of the Indenture including the properties described in Schedule 1 attached hereto and hereby made a part hereof. The Indenture shall not by reason of the Merger, or otherwise, constitute or become a lien upon, and the term "mortgaged property" as used in the Indenture shall not include or comprise:

            (1) Any property or franchises owned prior to the Effective Time by Atmos or which, prior to the Effective Time, were not subject to the lien of the Indenture; and

            (2) Any property or franchises which may be purchased, constructed or otherwise acquired by Atmos after the Effective Time; excepting only betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations of, to, upon and for, and comprising and constituting appurtenances of, or fixtures to, the property subject to the lien of the Indenture immediately prior to the Effective Time, and renewals, modifications or substitutions of or for contracts mortgaged under the Indenture immediately prior to the Effective Time, which may be purchased, constructed, or otherwise acquired by Atmos from and after the Effective Time, which shall be and become subject to the lien and operation of the Indenture, notwithstanding the Merger.

Atmos pursuant to Section 8.02(2) of the Indenture does hereby mortgage, assign, grant, bargain, sell and convey unto the Trustees and their successors the following properties acquired by Atmos on or after the Effective Time, to wit:

      all betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations of, to, upon and for, and comprising and constituting appurtenances of, or fixtures to, the property subject to the lien of the Indenture immediately prior to the Effective Time, and renewals, modifications or substitutions of or for contracts mortgaged under the Indenture immediately prior to the Effective Time, which may be purchased, constructed, or otherwise acquired by Atmos from and after the Effective Time, which shall be and become subject to the lien and operation of the Indenture, notwithstanding the Merger.

      Subject to such liens and encumbrances as are of the character specified in Section 3.09 of the Indenture, as amended by this Twenty-Second Supplemental Indenture;

      BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

      A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;

      B. All stocks, bonds and securities not specifically pledged under the Indenture;

      C. All merchandise held for resale and consumable materials and supplies (other than Cushion Gas as defined in clause (c) of Section 5.01 of the Sixteenth Supplemental Indenture to the Original Indenture);

      D.    The last day of the term of each leasehold estate;

      E.    All automotive equipment; and

      F. All inventory of pipe, meters and equipment (excluding any such inventory constituting a part of the operating system).

      TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by Atmos, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Indenture.

      IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.

                                   ARTICLE TWO

                             AMENDMENTS TO INDENTURE

      Section 2.01. Amendments to Section 3.09 of the Indenture. (a) Section
3.09 of the Indenture is amended effective as of the Effective Time by adding a new subsection (p) which shall read in its entirety as follows:

            (p) any mortgage, pledge, encumbrance, lien or charge of any kind on
      (i) properties or assets of any character owned by Atmos immediately prior to the Effective Time, or (ii) any properties or assets of any character acquired by the Company on or after the Effective Time, except any after acquired properties or assets which constitute "mortgaged property" subject to the lien of this Indenture.

            (b) Subsection 3.09(n) is amended effective as of the Effective Time by deleting the word "and" after the semicolon at the end of the Subsection.

            (c) Subsection 3.09(o) is amended effective as of the Effective Time by replacing the period (.) at the end of the Subsection with "and.".

      Section 2.02. Amendment to Section 3.13 of the Indenture. The figure "$500" appearing in the first sentence of Section 3.13 of the Indenture is amended effective as of the Effective Time to read "$200,000".

      Section 2.03. Amendment to Section 3.14 of the Indenture. The figure "$5,000" appearing twice in Section 3.14 of the Indenture is amended effective as of the Effective Time in each place to read "$200,000".

      Section 2.04. Amendment to Section 3.15 of the Indenture. (a) The figure "$20,000" appearing in Section 3.15 of the Indenture is amended effective as of the Effective Time to read "$2,000,000".

            (b) The figure "$990,000" appearing in Section 3.15 of the Indenture is amended effective as of the Effective Time to read "$5,000,000".

      Section 2.05. Addition of Section 3.19. Effective as of the Effective Time, the following provision shall be added to Article 3 of the Indenture as
Section 3.19 immediately following Section 3.18 of the Indenture and shall read in its entirety as follows:

                  Section 3.19. The aggregate principal amount of all of the
            Company's Secured Indebtedness outstanding shall not at any time exceed thirty percent (30%) of the Net Property of the Company. For the purposes of this Section 3.19, "Net Property" shall mean the aggregate amount of the assets of the Company includible in the categories of "property, plant and equipment" less the amount of accumulated depreciation and amortization attributable to such assets, that is reflected on the Company's balance sheet prepared in accordance with generally accepted accounting principles, consistently applied, and "Secured Indebtedness" shall mean indebtedness of the Company for money borrowed and secured by a lien upon the property of the Company.

      Section 2.06. Amendment to Section 7.02(d) of the Indenture. The figure "$5,000" appearing twice in Section 7.02(d) of the Indenture is amended effective as of the Effective Time in each place to read "$200,000".

      Section 2.07. Amendments to Section 12.05 of the Indenture. Section 12.05 is amended effective as of the Effective Time as follows:

                  (a) Subsection (t) of Section 12.05 shall be restated in its entirety to read as follows:

                        (t) "Prior Liens" means any mortgages or other
                  instruments constituting a lien upon property hereafter acquired by the Company prior to the lien of this Indenture; provided, however, that Prior Liens shall not include any liens on properties, (i) owned by Atmos immediately prior to the Effective Time, or (ii) acquired by the Company after the Effective Time, except any after acquired properties which constitute "mortgaged property" subject to the lien of this Indenture.

                  (b) The following new Subsections (v), (w), (x), (y) and (z)
            are added to Section 12.05 following Subsection (u):

                        (v) "Atmos" means Atmos Energy Corporation, a
                  corporation organized under the laws of the State of Texas immediately prior to the Effective Time and organized under the laws of the State of Texas and Commonwealth of Virginia on and after the Effective Time.

                        (w) "Effective Time" shall have the meaning set forth in
                  Recital 7 of the Twenty-Second Supplemental Indenture.

                        (x) "Merger" shall have the meaning set forth in Recital
                  7 of the Twenty-Second Supplemental Indenture.

                        (y) "Net Property" shall have the meaning set forth in
                  Section 2.05 of the Twenty-Second Supplemental Indenture.

                        (z) "Secured Indebtedness" shall have the meaning set
                  forth in Section 2.05 of the Twenty-Second Supplemental Indenture.

                                  ARTICLE THREE

                        AGREEMENT NOT TO ISSUE ADDITIONAL

                    FIRST MORTGAGE BONDS UNDER THE INDENTURE

      On and after the Effective Time, Atmos hereby agrees not to certify or issue any additional First Mortgage Bonds or series of First Mortgage Bonds under the terms and provisions of the Indenture, including but not limited to, Sections 1.01, 2.02 and 2.03, except as to transfers, substitutions and exchanges of First Mortgage Bonds provided for in the Indenture with respect to First Mortgage Bonds outstanding immediately prior to the Effective Time.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

      Section 4.01. Incorporation of Original Indenture. This Twenty-Second Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms used in this Twenty-Second Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

      Section 4.02. Successors and Assigns. Whenever in this Twenty-Second Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Twenty-Second Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

      Section 4.03. Multiple Counterparts. This Twenty-Second Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, said ATMOS ENERGY CORPORATION has caused its corporate name to be hereunto subscribed by its Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Secretary, and said FIRST TRUST NATIONAL ASSOCIATION, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by its Vice President and its corporate seal to be affixed and attested by an Assistant Secretary, and said Russell C. Bergman, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                                  ATMOS ENERGY CORPORATION

[CORPORATE SEAL]                                  By /s/ GLEN A. BLANSCET
                                                     ----------------------
                                                         Glen A. Blanscet
                                                         Vice President

ATTEST:

By /s/  SHIRLEY A. MORGAN
   -----------------------------------------
      Shirley A. Morgan
      Assistant Secretary

Witnesses as to Atmos Energy Corporation:

/s/    SHIRLEY J. STROTHER
--------------------------------------------

/s/    JEFFREY D. PERRYMAN
--------------------------------------------

                                               FIRST TRUST NATIONAL
                                               ASSOCIATION, TRUSTEE

[CORPORATE SEAL]
                                           By /s/  FRANK SGARGALINO
                                              -------------------------
                                               Frank Sgaraglino, Vice President

ATTEST:

/s/ FRANK LAYO
------------------------------

Witnesses as to First Trust
   National Association:

/s/ SANDRA RHODEN
-------------------------------

/s/  PAMELA BURROWS
-------------------------------
                                           RUSSELL C. BERGMAN, INDIVIDUAL
                                               TRUSTEE

                                           /s/ RUSSELL C. BERGMAN
                                           -------------------------------------

ATTEST:

/s/ FRANK LAYO
--------------------------

Witnesses to Russell C. Bergman:

/s/ SANDRA RHODEN
--------------------------

/s/ PAMELA BURROWS
--------------------------

STATE OF TEXAS    )
                  )     SS.
COUNTY OF DALLAS  )

      I, Cathy A. Stearns,, a Notary Public in and for the County and State aforesaid, do hereby certify that on this ______ day of July, 1997, personally appeared before me Glen A. Blanscet and Shirley A. Morgan, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are the Vice President and the Assistant Secretary, respectively, of Atmos Energy Corporation, a corporation organized under the laws of the State of Texas, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered on behalf of said corporation by authority of its Board of Directors duly given, and the said Glen A. Blanscet and Shirley A. Morgan acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 22 day of July, 1997.

                                      /s/ CATHY A. STEARNS
                                      -----------------------------
                                      Notary Public in and for the County and
                                      State aforesaid

[NOTARIAL SEAL]

My commission expires:

STATE OF ILLINOIS )
                  )   SS.
COUNTY OF COOK    )

      I, Remonia Jamison, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 23rd day of July, 1997, personally appeared before me Frank Sgaraghno and Frank Layo, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are the Vice President and the Assistant Secretary, respectively, of First Trust National Association, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered on behalf of said association by authority of its Board of Directors duly given, and the said Frank Sgaraglino and Frank Layo acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal this 23rd day of July, 1997.

                                 /s/ REMONIA JAMISON
                                 -----------------------------------
                                 Notary Public in and for the County and
                                 State aforesaid

[NOTARIAL SEAL]

My commission expires:

STATE OF ILLINOIS )
                  )   SS.
COUNTY OF COOK    )

      I, Remonia Jamison, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 23rd day of July, 1997, personally appeared before me Russell C. Bergman, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 23rd day of July, 1997.

                                       /s/ REMONIA JAMISON
                                       -----------------------------------
                                       Notary Public in and for the County and
                                       State aforesaid

[NOTARIAL SEAL]

My commission expires:  12/02/2000

STATE OF TEXAS    )
                  )   SS.
COUNTY OF DALLAS  )

      Personally appeared before me Shirley T. Strother who, being duly sworn, says that she saw the corporate seal of ATMOS ENERGY CORPORATION affixed to the foregoing instrument and that she also saw Glen A. Blanscet, Vice President and Shirley A. Morgan, Assistant Secretary of said Atmos Energy Corporation, sign and attest the same, and that she with Jeff Perryman, witnessed the execution and delivery thereof as the act and deed of said Atmos Energy Corporation.

                                           /s/ SHIRLEY T. STROTHER
                                           -------------------------------------
                                                     Witness

[NOTARIAL SEAL]

Sworn to before me this 22 day of July, 1997.

/s/ CATHY A. STEARNS
---------------------------------------
Notary Public in and for the County and
State aforesaid:

My commission expires:

STATE OF ILLINOIS )
                  )   SS.
COUNTY OF COOK    )

      Personally appeared before me Sandra Rhoden, who, being duly sworn, says that she saw the corporate seal of the FIRST TRUST NATIONAL ASSOCIATION affixed to the foregoing instrument and that she also saw Frank Sgaraglino, Vice President and Frank Layo, Assistant Secretary of said FIRST TRUST NATIONAL ASSOCIATION, sign and attest the same, and that she, with Pamela Burrows, witnessed the execution and delivery thereof as the act and deed of the said First Trust National Association.

                                            /s/ SANDRA RHODEN
                                            -----------------------------------
[NOTARIAL SEAL]                                        Witness

Sworn to before me this 23rd day of July, 1997.

/s/ REMONIA JAMISON
----------------------------------------
Notary Public in and for the County and
State aforesaid

My commission expires:  12/02/2000

STATE OF ILLINOIS )
                  )   SS.
COUNTY OF COOK    )

      Personally appeared before me Pamela Burrows, who, being duly sworn, says that she saw the within named Russell C. Bergman sign, seal, and as his act and deed, deliver the foregoing instrument and that she, with Sandra Rhoden, witnessed the execution thereof.

                                            /s/ PAMELA BURROWS
                                            -----------------------------------
                                                       Witness

[NOTARIAL SEAL]

Sworn to before me this day of July, 1997.

/s/ REMONIA JAMISON
---------------------------------------
Notary Public in and for the County and
State aforesaid

My Commission expires:  12/02/2000

                                           This Document was Prepared by:

                                           Kristi A. Maher, Esq.
                                           Chapman and Cutler
                                           111 West Monroe Street
                                           Suite 1600
                                           Chicago, IL 60603-4080

                                   SCHEDULE 1

                     TO TWENTY-SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF JULY 29, 1997

                  Descriptions of Additional Mortgaged Property

      The following gas distribution systems acquired by the Company, together with all pipelines, mains, connection, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use, in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems:

            1. The operating system of Stark Natural Gas acquired by the Company located in the county of Neosho, Kansas.

            2. The operating system of Palmyra Natural Gas System acquired by the Company located in the county of Marion, Missouri.

            3. The operating system of Monarch Gas Company acquired by the Company by merger located in the counties of Fayette, Illinois, and Effingham, Illinois.